EXHIBIT 99.1

November 12, 2007

TO: Member Institutions in Wisconsin

RE: Results of 2007 Election of Federal Home Loan Bank of Chicago Directors

The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2007 election of Federal Home Loan Bank directors for member institutions in Wisconsin. The director's term will begin on January 1, 2008.

Wisconsin - One Director

Number of Members Eligible to Votes	289
Number of Members Casting Votes	183
Total Eligible Votes for Each Directorship	1,884,357

		Votes Received
Sennholz, William W.	Marshfield Savings Bank	868,776
President & Chief Executive Officer	Marshfield, Wisconsin
Term Expires: December 31, 2010

Enclosed for your information is a complete list of the voting results for the Seventh District. Thank you for participating in this year's election process. Your contribution ensures sound representation on our board of directors for the mutual benefit of the Bank and its member-stockholders.

Sincerely,

Peter E. Gutzmer

Executive Vice President,

General Counsel &

Corporate Secretary

PEG:sck

Enclosure

FEDERAL HOME LOAN BANK OF CHICAGO

RESULTS OF THE 2007 ELECTION OF FEDERAL

HOME LOAN BANK OF CHICAGO DIRECTORS

WISCONSIN

NAME	VOTES	DOCKET #	INSTITUTION	CITY
Grossklaus, Charles M.	128,823	14053	Royal Credit Union	Eau Claire
Kolton, Gregory P.	254,884	53568	Foundations Bank	Pewaukee
*Sennholtz, William W.	868,776	01781	Marshfield Savings Bank	Marshfield

Total Number of Votes Cast	1,252,483

ILLINOIS

NAME	VOTES	DOCKET #	INSTITUTION	CITY
*Kuhl, P. David	Declared Elected	13918	Freestar Bank	Pontiac
*Marinangel, Kathleen E.	Declared Elected	06031	McHenry Savings Bank	McHenry

* Elected to serve on the Board of Directors of the Federal Home Loan Bank of Chicago